Exhibit 99.1

News Release

For information contact:

Sherry Magee

Senior Vice President Communications

CNL Financial Group

407-650-1223

CNL HEALTHCARE PROPERTIES ACQUIRES CALIFORNIA

MEDICAL OFFICE BUILDING

— REIT invests $29.9 million in key property in the Los Angeles market —

(ORLANDO, Fla.) Oct. 6, 2014 — CNL Healthcare Properties, a real estate investment trust (REIT) focused on senior housing and healthcare facilities, has acquired the Lee Hughes Medical Building, a 76,758-square-foot, Class A medical office building for approximately $29.9 million. Built in 2008 the property is located on the campus of the 500-bed Glendale Adventist Medical Center in Glendale, California, a part of the Los Angeles metropolitan area.

Cypress West Realty Management Inc. will provide on-site leasing and asset management services. Cypress West, a company focused on the management of healthcare properties in the western United States, also manages three additional medical office buildings for CNL Healthcare Properties.

“As a newer, stabilized, on-campus property in one of the nation’s largest metropolitan areas, this property is an attractive fit for our growing portfolio of healthcare facilities,” said Stephen H. Mauldin, president and CEO of CNL Healthcare Properties. “We are excited that this acquisition gives us the opportunity to both strengthen our presence in southern California and grow our existing partnership with Cypress West.”

Physically connected to the main hospital via a sky bridge, Lee Hughes Medical Building is a key component of the hospital campus. The building is 97 percent occupied, with a wide range of tenants, including an ambulatory surgery center leased by Adventist Health that is one of the newest and largest centers of its kind in the Los Angeles area. Glendale Adventist Medical Center is one of the largest hospitals in that region, and the Lee Hughes Medical Building is the only on-campus medical office building not owned by the hospital.

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About CNL Healthcare Properties

CNL Healthcare Properties, Inc., is a real estate investment trust (REIT) that focuses on acquiring properties in the senior housing and healthcare sectors, both stabilized and development, as well as other income-producing properties, real-estate related securities and loans. CNL Financial Group, LLC is the sponsor of CNL Healthcare Properties. For more information, visit CNLHealthcareProperties.com.

About CNL Financial Group

CNL Financial Group (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $29 billion in assets. CNL is headquartered in Orlando, Florida. For more information, visit CNL.com.

Cautionary Note Regarding Forward-Looking Statements

Statements above that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at CNLHealthcareProperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

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